EXHIBIT 5.1

OPINION OF GOWLING LAFLEUR HENDERSON LLP
AS TO LEGALITY OF SECURITIES BEING ISSUED

August 28, 2013

Via Courier

Tasman Metals Ltd.
1305 – 1090 West Georgia Street
Vancouver, BC  V6E 3V7

Dear Sirs/Mesdames:

Re:	Tasman Metals Ltd. (the “Corporation”) Registration Statement on Form F-3

We are Canadian counsel to the Corporation, a British Columbia, Canada, company, and have been requested to provide this opinion in connection with the filing of a registration statement on Form F-3 (the “Registration Statement”) to be filed on the date hereof by the Corporation with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance and sale by the Corporation, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities with proposed maximum aggregate offering proceeds of up to $25,000,000:  (a) common shares in the capital of the Corporation (the “Common Shares”); (b) common share purchase warrants to purchase Common Shares (the “Warrants”); and (c) units which may be comprised of a combination of Common Shares and Warrants (the “Units”).  The Common Shares, the Warrants and the Units are collectively referred to herein as the “Offered Securities”.

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each a “Prospectus Supplement”).  The Warrants may be issued under a separate warrant indenture (a “Warrant Indenture”) or warrant agency agreement (a “Warrant Agreement”) to be entered into between the Corporation and one or more banks or trust companies acting as warrant agent and the Warrants will be represented by certificates (each a “Warrant Certificate” and together with the Warrant Indenture or Warrant Agreement, as the case may be, the “Governing Warrant Documents”).

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) the Corporation’s Notice of Articles, as in effect on the date hereof (the “Notice of Articles”); (3) the Corporation’s Articles, as in effect on the date hereof (together with the Notice of Articles, the “Constating Documents”); and (4) a certified copy of the resolutions of the Corporation’s board of directors relating to the Registration Statement.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers or other representatives of the Corporation, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents which may be executed, we have assumed that the parties thereto, other than the Corporation had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.

As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Corporation and others.  We have also assumed that, at the time of issuance of any Offered Securities: (1) the Constating Documents, and the Applicable Law (defined below) shall not have been amended so as to affect the validity of such issuance, (2) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become and remains effective under the Securities Act, (3) an appropriate amended Prospectus or Prospectus Supplement with respect to the applicable Offered Securities has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (4) all Offered Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement; (5) the Offered Securities are issued in accordance with the terms of their governing instruments; (6) any applicable Governing Warrant Document or Unit Agreement (as defined herein) will have been duly authorized, executed and delivered by the Corporation and the other parties thereto, as applicable, and constitutes legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with its terms; (7) any Governing Warrant Document or any Unit Agreement (as defined below) is governed by British Columbia law; and (8) if the Offered Securities are to be sold pursuant to a brokered offering, the underwriting, purchase or agency agreement with respect to the applicable Offered Securities will have been duly authorized, executed and delivered by the Corporation and the other parties thereto, and is a legally valid and binding obligation of the parties thereto.

In giving the opinion expressed below, we have also assumed that any document to which any party other than the Corporation is a party has been duly authorized, executed and delivered by such party, that such party had the capacity to do so, that such party is duly organized, in existence and in good standing and that such document will be a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

Our opinion set forth below is limited to the laws of the Province of British Columbia, Canada and the laws of Canada applicable therein (the “Applicable Law”).  Our opinion is also limited to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings, or registrations with governmental authorities are relevant, to those required under Applicable Law.  We do not express any opinion with respect to the laws of any other jurisdiction and the opinion expressed by us is qualified to the extent that any law, other than the Applicable Law, may be relevant to the opinion expressed by us, upon which we express no opinion.  The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the Applicable Law, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth:

1.	With respect to the Common Shares which may be issued pursuant to the Registration Statement (the “Offered Common Shares”), when:

(a)
the issuance and sale of the Offered Common Shares has been duly authorized by all necessary corporate action of the Corporation in conformity with the Constating Documents (as then in effect), and the Business Corporations Act (British Columbia) (the “BCBCA”) (as then in effect), and provided the issuance and sale does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and complies with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation or any of its subsidiaries;

(b)
the full consideration, determined to be adequate by the Corporation’s board of directors, which is at least equal to the issue price of the Offered Common Shares, has been received by the Corporation; and

(c)
if certificated, the certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Corporation to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Offered Common Shares will be validly issued, fully paid and non-assessable.

2.	With respect to any Warrants which may be offered pursuant to the Registration Statement (the “Offered Warrants”), when:

(a)
the terms, issuance and sale of the Offered Warrants and performance under the Governing Warrant Documents, the issuance of the Common Shares upon exercise of the Offered Warrants, and the Governing Warrant Documents have been duly authorized by all necessary corporate action of the Corporation, including the authorization of the issuance and reservation (if appropriate) of the Common Shares to be issued pursuant to the exercise of the Offered Warrants, in conformity with the Constating Documents (as then in effect), and the BCBCA (as then in effect), and provided the issuance and sale does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and complies with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Corporation or any of its subsidiaries;

(b)	the full consideration, determined to be adequate by the Corporation’s board of directors, for the Offered Warrants has been received by the Corporation;

(c)
the Warrant Certificates representing the Offered Warrants have been duly executed, countersigned (if required) and delivered in accordance with the terms of the applicable Warrant Indenture or Warrant Agreement, if any, to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; and

(d)
the Warrant Indenture or Warrant Agreement relating to the Offered Warrants and the underlying Common Shares has been duly authorized, executed and delivered and the Warrant Indenture or Warrant Agreement, if applicable, has been duly authorized by the Corporation’s board of directors, the Offered Warrants will be validly issued, fully paid and non-assessable, and the Warrant Indenture or Warrant Agreement, as the case may be, and the Warrant Certificates will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

3.	With respect to the Units which may be offered pursuant to the Registration Statement (the “Offered Units”), when:

(a)
the terms, issuance and sale of the Offered Units and performance under any agreement in connection with the offering of the Units (the “Unit Agreement”) have been duly authorized by all necessary corporate action of the Corporation, including the authorization of the issuance and reservation (if appropriate) of the Common Shares or Warrants to be issued as part of the Offered Units, in conformity with the Constating Documents (as then in effect), and the BCBCA (as then in effect), and provided the issuance and sale does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body of

Canada or British Columbia having jurisdiction over the Corporation or any of its subsidiaries;

(b)
the Warrant Certificates representing the Warrants to be issued as part of the Offered Units and, if certificated, the certificates representing the Common Shares to be issued as part of the Offered Units, have been duly executed, countersigned (if required) and delivered in accordance with the terms of the Unit Agreement to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto;

(c)	the full consideration, determined to be adequate by the Corporation’s board of directors, for the Offered Units has been received by the Corporation; and

(d)	the Unit Agreement relating to the Offered Units has been duly authorized, executed and delivered and the Unit Agreement has been duly authorized by the Corporation’s board of directors,

the Offered Units will be validly issued, fully paid and non-assessable, and the Unit Agreement and Warrant Certificates will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

Insofar as our opinion in paragraphs 2 and 3 above relates to the legality, validity, binding nature or enforceability of the Warrant Certificate, Warrant Indenture, Warrant Agreement, Offered Units and Unit Agreement, such opinion is subject to:

(a)	any applicable bankruptcy, insolvency, moratorium, arrangement, winding up laws or similar laws affecting the enforcement of creditors’ rights generally including laws regarding limitations of action;

(b)
general principles of equity, including the principle that the granting of equitable remedies such as specific performance and injunctive relief is within the discretion of a court of competent jurisdiction;

(c)	the powers of a court of competent jurisdiction to grant relief from forfeiture, to stay proceedings before it and to stay execution on judgments;

(d)
the qualification that the costs of and incidental to all proceedings authorized to be taken in court are in the discretion of the court and the court has full power to determine by whom and to what extent such costs shall be paid;

(e)	the qualification that rights to indemnity and contribution may be limited by applicable law;

(f)	the qualification that judgement debts in the Province of British Columbia may be limited to the interest rate established pursuant to the Court Order Interest Act (British Columbia);

(g)
the qualification that a court may require the discretionary powers expressed to be conferred on any party to such agreement or certificate to be exercised reasonably and in good faith notwithstanding any provisions to the contrary and may decline to accept as conclusive factual or legal determinations described as conclusive therein;

(h)
the qualification that any provision in such agreement or certificate which purports to sever from such agreement or certificate, as the case may be, any provision therein which is prohibited or unenforceable under applicable law without affecting the validity of the remainder of the agreement or certificate, as the case may be, would be enforced only to the extent that the court determined that such prohibited or unenforceable provision could be severed without impairing the interpretation and application of the remainder of the agreement or certificate, as the case may be; and

(i)
the qualification that the effectiveness of terms exculpating a party from liability or duty otherwise owed by it to another and certain remedial terms and waivers of equitable defences provided for in such agreement or certificate are limited by law.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Corporation, the Prospectus, the Registration Statement or the Offered Securities.

We hereby consent to this filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Gowling Lafleur Henderson LLP